Exhibit 4.4

EXECUTION VERSION

QUNAR CAYMAN ISLANDS LIMITED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

among

QUNAR CAYMAN ISLANDS LIMITED

BAIDU HOLDINGS LIMITED

THE PARTIES LISTED IN EXHIBIT A ATTACHED HERETO

and

OTHER SHAREHOLDERS PARTY HERETO

dated as of

July 20, 2011

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4.3	Successors and Assigns	24
4.4	Amendments and Waivers	25
4.5	Notices	25
4.6	Severability	25
4.7	Governing Law	25
4.8	Counterparts	25
4.9	Titles and Subtitles	25
4.10	Aggregation of Shares	25
4.11	Termination of Prior Agreement	26
4.12	Waiver of Right of First Offer and Notice	26
4.13	Dispute Resolution	26

LIST OF EXHIBITS

Exhibit A—List of Key Shareholders

Exhibit B—Form of Deed of Adherence

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QUNAR CAYMAN ISLANDS LIMITED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of July 20, 2011 and effective on the Closing (as defined in the Ordinary Shares Purchase Agreement) by and among (i) Qunar Cayman Islands Limited, a Cayman Islands exempted company (the “Company”), (ii) Baidu Holdings Limited, a Biritsh Virgin Islands company (“Baidu”), (iii) the holders of Ordinary Shares listed on Exhibit A attached hereto (the “Key Shareholders”), and (iv) any other holders of Shares who shall at any time be a party to or bound by this Agreement pursuant to the execution and delivery of this Agreement as of the date hereof or a Deed of Adherence substantially in the form of Exhibit B attached hereto (a “Deed of Adherence”) after the date hereof (together with the Key Shareholders, each, a “Minority Shareholder” and collectively, the “Minority Shareholders,” and together with Baidu, the “Shareholders”).

RECITALS

A. The Company and Baidu are parties to that certain Ordinary Shares Purchase Agreement dated as of June 24, 2011 (the “Ordinary Shares Purchase Agreement”), pursuant to which Baidu is purchasing ordinary shares, par value US$0.001 per share, in the share capital of the Company (“Ordinary Shares”).

B. In connection with the consummation of the transactions contemplated by the Ordinary Shares Purchase Agreement, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of such transactions.

C. The Company and certain of the Key Shareholders are parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of October 29, 2009, as may be amended from time to time (the “Prior Agreement”), and wish to amend and restate the rights and obligations set forth in the Prior Agreement, in each case as set forth herein.

AGREEMENT

In consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Registration Rights. The parties hereto hereby covenant and agree as follows:

1.1 Definitions. For purposes of this Agreement:

(a) The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(b) The term “Form S-3” and “Form F-3” means such respective forms under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(c) The term “Holder” means any of Baidu and the Key Shareholders owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(d) The term “Qualified IPO” shall have the meaning ascribed to such term in the Restated Articles. In the event that an initial public offering or a liquidity event of the Company does not satisfy the foregoing requirements, such initial public offering or liquidity event shall be deemed a Qualified IPO subject to the written approval of the Board (including the Directors designated by Baidu);

(e) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(f) The term “Registrable Securities” means (i) the Ordinary Shares issuable, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, and (ii) any other Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clause (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Article 1 in accordance with Section 1.15 below;

(g) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of Ordinary Shares outstanding which are, and the number of Ordinary Shares issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(h) The term “Restated Articles” means the Company’s Amended and Restated Memorandum and Articles of Association as in effect as of the date hereof and as may be amended from time to time in accordance with the terms thereof;

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(i) The term “SEC” means the United States Securities and Exchange Commission; and

(j) The term “Securities Act” means the United States Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the date that is six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act with an anticipated aggregate offering price (before deduction of underwriting discounts, commissions and expenses) of at least $10,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such requests to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such requests, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.

(b) If a majority in interest (by ownership percentage) of the Holders requesting registration hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the holders of a majority-in-interest of the Registrable Securities and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest (by ownership percentage) of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

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(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period; provided further that during such 120-day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company (other than a registration relating solely to the sale of securities to participants in a Company share option, share purchase or similar plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only shares being registered are Ordinary Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected three (3) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 hereof, unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; or

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 or Form F-3 pursuant to a request made pursuant to Section 1.4 below.

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1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share option, share purchase or similar plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only shares being registered are Ordinary Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

Registration pursuant to this Section 1.3 shall not be deemed to be a demand registration as described in Section 1.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.3.

1.4 Form S-3 or F-3 Registration. In case the Company shall receive from any Holder or Holders of not less than 10% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 or any comparable or successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 or Form F-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (after the deduction of any underwriters’ discounts or commissions) of less than US$2,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; provided further that during such 120-day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company (other than a registration relating solely to the sale of securities to participants in a Company share option, share purchase or similar plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only shares being registered are Ordinary Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities); or (iv) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3 (it being understood that there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.4).

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(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Article 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or until the distribution described in such registration statement is completed, if earlier. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 180 days or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

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1.7 Expenses of Registration.

(a) Demand Registration. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

(b) Company Registration. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c) Registration on Form S-3 or Form F-3. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

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1.8 Underwriting Requirements. In connection with any offering involving an underwriting of the Company’s capital shares, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included or (ii) any securities held by any selling Holder be excluded unless any securities held by any other shareholder, including without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company), be first excluded from such registration and underwriting before any securities held by any selling Holder are so excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a venture capital fund, partnership or corporation, the partners, retired partners, the affiliated venture capital funds and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

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(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) plus any amount under subsection 1.10(d) exceed the net proceeds from the offering out of which such Violation arises received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

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(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F- 3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

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(b) take such action, including the voluntary registration of its Ordinary Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 or Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee, in connection with any direct transfer of Registrable Securities, pursuant to and in accordance with the Transfer of Shares Agreement among the Company and the Shareholders party thereto dated as of the date hereof, as may be amended from time to time hereafter (the “Transfer of Shares Agreement”), (i) of at least 1,000,000 shares of such securities (subject to adjustment for share splits, share dividends, reclassification or the like) (or if the transferring Holder owns less than 1,000,000 shares of such securities, then all Registrable Securities held by the transferring Holder), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement pursuant to the execution of a Deed of Adherence and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

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1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Article 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his, her, or its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the date set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to lend, offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option, right or warrant for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days plus such additional period, not to exceed 35 days after the expiration of the 180-day period, as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the Financial Industry Regulatory Authority Inc. and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the Company or such underwriters at the time of the Company’s initial public offering. The foregoing provisions of Section 1.14 shall apply only to the Company’s initial offering of equity securities and shall not apply to any sale of any shares pursuant to an underwriting agreement. The underwriters in connection with the Company’s initial public offering are intended third-party beneficiaries of this Section 1.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s initial public offering that are consistent with this Section 1.14 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

(b) Limitations. The obligations described in Section 1.14(a) shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

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(d) Transferees Bound. Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial registration statement subject to this Section 1.14.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Article 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration or (iii) upon termination of such right, as provided in Section 4.1.

1.16 Public Offering Rights (Non-U.S. Offerings). If shares of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) outside the United States for the account of any Shareholders, each Holder shall have the right to include a pro-rata number of shares (based on the number of shares (on an as converted basis) then held by such Holder and all other shareholders of the Company selling in the offering) in the offering on terms and conditions no less favorable to the Holders than to any such selling Shareholders.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to Baidu and each Key Shareholder that holds at least 3% of the outstanding stock on a fully-diluted basis (collectively, the “Major Shareholders”):

(a) as soon as practicable, but in any event within 60 days after the end of each fiscal year of the Company, a consolidated income statement for such fiscal year, a consolidated balance sheet of the Company and statement of shareholder’s equity as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), and audited and certified by an independent public accounting firm of internationally recognized standing selected by the Company and acceptable to the Board;

(b) as soon as practicable, but in any event within 10 days after the end of each fiscal year of the Company, an unaudited consolidated income statement for such fiscal year, an unaudited consolidated balance sheet of the Company and statement of shareholder’s equity as of the end of such year, and an unaudited consolidated statement of cash flows for such year;

(c) as soon as practicable, but in any event within six days after the end of each fiscal quarter of each fiscal year, an unaudited consolidated profit or loss statement, a consolidated statement of cash flows for such fiscal quarter and an unaudited consolidated balance sheet as of the end of such fiscal quarter;

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(d) as soon as practicable, but in any event within six days after the end of each month, an unaudited consolidated profit or loss statement, a consolidated statement of cash flows for such fiscal month and an unaudited consolidated balance sheet as of the end of such fiscal month;

(e) as soon as practicable, but in any event 45 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(f) with respect to the financial statements called for in subsections (b), (c) and (d) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with U.S. GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by U.S. GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with U.S. GAAP, if the Board determines that it is in the best interest of the Company to do so; and

(g) upon request, a current copy of the capitalization table and register of members.

2.2 Inspection. The Company shall permit Baidu and each Major Shareholder, at such Shareholder’s expense, to visit and inspect the properties of the Group Companies (as such term is defined in the Ordinary Shares Purchase Agreement) (each, a “Group Company” and collectively, the “Group Companies”), to examine the books of account and records of the Group Companies and to discuss the Group Companies’ affairs, finances and accounts with their respective officers, all at such reasonable times as may be requested by such Shareholder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3 Preemptive Rights. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to Baidu and each Major Shareholder (the “Preemptive Rights Holders”) a right of first offer with respect to future sales by the Company of its Shares. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital shares (“Shares”), the Company shall first make an offering of such Shares to each Preemptive Rights Holder in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Preemptive Rights Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

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(b) Within 15 calendar days after delivery of the RFO Notice, the Preemptive Rights Holder may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion, exercise and exchange of all convertible, exercisable or exchangeable securities then held, by such Preemptive Rights Holder bears to the total number of Ordinary Shares then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Preemptive Rights Holder that purchases all the shares available to it (each, a “Fully-Exercising Holder”) of any other Preemptive Rights Holder’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Shares for which Preemptive Rights Holders were entitled to subscribe but which were not subscribed for by the Preemptive Rights Holders that is equal to the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion, exercise and exchange of all convertible, exercisable or exchangeable securities then held, by such Fully-Exercising Holder bears to the total number of Ordinary Shares then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities) issued and held, by all Fully-Exercising Holders.

(c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Preemptive Rights Holders in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities in connection with share dividends, share splits or similar transactions; (ii) the grant, issuance or sale of the Unallocated Stock Options (as defined in the Ordinary Shares Purchase Agreement), as determined as of the date hereof or stock options to employees, consultants and directors of the Company pursuant to any share option plan, restricted stock purchase plans or other share plan approved by Baidu and a Majority of Minority Approval (as defined in the Restated Articles); (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement, including without limitation, warrants, notes or options; (iv) the issuance of securities in connection with a bona fide acquisition, merger or similar transaction, the terms of which are approved by the Board; (v) the issuance or sale of Ordinary Shares pursuant to the Ordinary Shares Purchase Agreement or the Transaction Framework Agreement (as defined in the Ordinary Shares Purchase Agreement), including Section 8.04 thereof; (vi) the issuance of Ordinary Shares in a bona fide, firmly underwritten public offering approved by the Board; (vii) the issuance of securities to an individual or entity as a component of any business relationship with such individual or entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners, provided that such issuances are for other than primarily equity financing purposes and the terms of which business relationship with such entity are approved by the Board; (viii) the issuance of securities which, with unanimous approval of the Board, are not offered to any existing shareholder of the Company; or (ix) the issuance of Ordinary Shares to Baidu pursuant to the Baidu Majority Ownership Right. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Preemptive Rights Holder and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Preemptive Rights Holder is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

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(e) In no event shall the right of first offer set forth in this Section 2.3 be waived by any Preemptive Rights Holder on behalf of any other Preemptive Rights Holder.

2.4 Restated Articles. The Company shall abide by, and take all actions necessary to achieve the economic effect of, all of its obligations under the Restated Articles; provided that each Shareholder shall vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary to ensure that the Restated Articles at all times (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement; provided further that, in the event of conflict between the provisions of this Agreement, on the one hand, and the Restated Articles, on the other hand, each Shareholder shall vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary to amend the Restated Articles to remove such conflict.

2.5 Incorporation of Certain Provisions from the Restated Articles.

(a) The following provisions of the Restated Articles, as amended from time to time, shall be incorporated by reference into this Agreement and shall be enforceable as if such provisions were part of this Agreement:

(i) Articles 40-59 (Meetings and Consents of Members);

(ii) Articles 62-64 (Matters Requiring Special Consent of Shareholders);

(iii) Articles 66-67 (Directors);

(iv) Article 77 (Matters Requiring Special Board Approval);

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(v) Articles 78-82 (Powers of Directors);

(vi) Articles 83-91 (Proceedings of Directors); and

(vii) Articles 98-103 (Indemnification; D&O Insurance).

(b) Notwithstanding anything to the contrary in this Agreement, (i) any amendment or waiver of any of the foregoing provisions of the Restated Articles may be effected in accordance with the terms of the Restated Articles and applicable law without regard to any terms of this Agreement (including without limitation the amendment or waiver provisions of this Agreement), (ii) no amendment or waiver of any provision of the Restated Articles shall result in an amendment or waiver of any provision of this Agreement (except that in the case of an amendment or waiver of any of the foregoing provisions of the Restated Articles, such provisions (as amended or waived) shall automatically be incorporated by reference herein as so amended or waived without the necessity of any further action or approval of the parties to this Agreement) and (iii) no amendment or waiver of any provision of this Agreement (including without limitation this Section 2.5) shall be deemed to effect an amendment or waiver of any provision of the Restated Articles.

2.6 [Reserved]

2.7 Board Meetings; Board Committees. The Board shall meet at least once every quarter (which may include meeting via teleconference or by telephone) unless otherwise agreed to by the Board. The Company shall notify all the members of the Board prior to any scheduled Board meeting pursuant to the Restated Articles. The Company shall establish an Audit Committee and Compensation Committee and such other committees as the Board may from time to time establish, each of which shall consist of two Baidu Director (as defined in the Amended and Restated Voting Agreement among the Company and the Shareholders dated as of the date hereof, as may be amended from time to time hereafter (the “Voting Agreement”)) (“Baidu Directors”) and one Minority Shareholder Director (as defined in the Voting Agreement) (“Minority Shareholder Director”). The Company shall reimburse the members of the Board and all committees thereof (other than any employee of any Group Company) for all reasonable expenses incurred in connection with their services as directors of the Company or committee members.

2.8 Management. The Board shall appoint the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”) of the Company. The remaining members of the management team of the Group Companies shall be proposed by the CEO or the CFO and shall have been approved by the Board. Any material change in the compensation of the CEO, the CFO or any other officer of the Company shall require the prior consent of the Compensation Committee of the Board.

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2.9 Vesting of Ordinary Shares.

(a) General. With respect to any shares issued or options or rights granted to an officer, director or employee of the Company, unless otherwise approved by the Board, the Company shall cause each officer, director and employee of the Company to enter into a share restriction agreement or other similar agreement (i) providing for vesting of such shares or options or rights over forty-eight (48) months, with no shares or options or rights being vested for twelve (12) months from the date of issuance or grant, as the case may be, at which time 12/48ths of the shares or options or rights shall be vested; (ii) providing for the repurchase at cost of any unvested shares in the event the holder’s employment with or service to the Company terminates; (iii) under which the holder agrees to a market standoff requested by the Company or the underwriters of any public offering of the Company’s securities, substantially as set forth in Section 1.14; and (iv) providing for a right of first refusal in favor of the Company with respect to both vested and unvested shares, provided, that the Company’s right of first refusal with respect to vested shares shall terminate upon a Qualified IPO.

(b) Acceleration. Unless approved otherwise by the Board, the only acceleration of vesting for any Ordinary Shares, or options or rights therefor, shall be if both (x) control of the Company is transferred, and (y) the repurchase option described in Section 2.9(a)(ii) or (b)(ii) above is not assumed by the acquiror.

(c) Transfers. No Ordinary Shares, or options or rights therefor, shall be transferred prior to vesting other than for estate planning or other similar purposes.

2.10 [Reserved]

2.11 United States Tax Matters. For any year where a U.S. Major Shareholder (or a Major Shareholder that is a partnership for U.S. federal income tax purposes) reasonably believes that the Company is or may be a “passive foreign investment company” for U.S. federal income tax purposes, the Company shall, following request of the Major Shareholder, use commercially reasonable efforts to provide the Major Shareholder, at the Major Shareholder’s expense, such information as the Major Shareholder may reasonably request to assist the Major Shareholder in determining whether the Company was a passive foreign investment company for such year.

2.12 Control of Subsidiaries.

(a) The Company shall at any time institute and shall keep in place arrangements reasonably satisfactory to the Board (including the Baidu Directors) such that the Company (i) shall control the operations of any direct or indirect subsidiary or entity controlled by the Company, including, without limitation, the Group Companies and (ii) shall be permitted to consolidate properly the financial results for such entity in consolidated financial statements for the Company prepared under U.S. GAAP.

(b) The Company shall cause any direct or indirect subsidiary or entity controlled by the Company, including, without limitation, the Group Companies, whether now in existence or formed in the future, to have a board of directors as its governing and managing body (each, a “Subsidiary Board”) and each member thereof shall serve at the pleasure of the Company and shall be reasonably acceptable to the Board (including the Baidu Directors); provided that a majority of each Subsidiary Board shall consist of Baidu Directors or their nominees.

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(c) The Company shall, and shall cause any subsidiaries or entities it controls to, comply with the US Foreign Corrupt Practices Act, as amended. Without limitation of the foregoing, the Company shall not, and shall not permit any of the other Group Companies or any of the officers, directors, employees or agents of the Company or any other Group Company to, offer, promise, give, or authorize or approve the giving of, anything of value, directly or through a third party, to any officer or employee of a Governmental or Regulatory Authority, or of an instrumentality or controlled enterprise thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such Governmental or Regulatory Authority, instrumentality, controlled enterprise or public international organization, or any political party or official thereof, or candidate for political office in order to influence official action or otherwise obtain an improper business advantage relating to the business of the Company and/or the Group Companies, and the Company shall, and shall cause the other Group Companies to, adopt as soon as practicable after the date hereof a compliance program and code of conduct in form and substance approved by Baidu (the “Compliance Code”). In implementing the Compliance Code, the Company shall, and shall cause the other Group Companies and the directors, officers, employees and agents of each Group Company to follow the policies and procedures set forth in the Compliance Code including (i) all training, education and certification procedures, (ii) all due diligence procedures related to agents of any Group Company, (iii) all audit and internal control procedures, (iv) adequate commitment of human and financial resources to ensure the capacity to carry out the programs required by the Compliance Code, and (v) appropriate procedures to ensure accurate books and records, and other policies and procedures set forth in the Compliance Code, and will cause compliance officers to be appointed and a chief compliance officer to be appointed by the Company (who shall be a suitable and competent person with relevant knowledge of and experience with applicable laws applicable to the Group Companies to carry out the compliance function of the Group Companies), disciplinary procedures to be enforced and mechanisms for reporting suspected violations to be created for each such entity.

(d) The Company shall take all necessary actions to maintain any direct or indirect subsidiary or entity controlled by the Company, including, without limitation, the Group Companies, whether now in existence or formed in the future, as is necessary to conduct the business of the Company as conducted or as proposed to be conducted. The Company shall use its reasonable best efforts to cause each direct or indirect subsidiary or entity controlled by the Company, including, without limitation, the Group Companies, whether now in existence or formed in the future, to comply in all material respects with all applicable laws, rules and regulations. All material aspects of such formation, maintenance and compliance of any direct or indirect subsidiary or entity controlled by the Company, including, without limitation, the Group Companies, whether now in existence or formed in the future, shall be subject to the review and approval by the Board (including the Baidu Directors) and the Company shall promptly provide Baidu and the Key Shareholders with copies of all material related documents and correspondence.

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2.13 Future Holders of Shares. The Company shall cause each future holder of Shares (including as a result of any issuance of Shares by the Company or transfer of Shares by any holder thereof), who is not a party to or bound by this Agreement (“Future Holders of Shares”) to enter into this Agreement pursuant to the execution of a Deed of Adherence, and the Transfer of Shares Agreement and Voting Agreement pursuant to the execution of deeds of adherence thereto, and become subject to the terms and conditions hereof and thereof. Baidu hereby appoints any Baidu Director and the Minority Shareholders hereby appoint any Minority Shareholder Director (together, the “IRA Representatives”), acting pursuant to a duly authorized Board resolution as the true and lawful attorney-in-fact for and in the name of and on behalf of such party to (i) execute under hand, personal seal, as a deed, on behalf of and in the name of such party any Deed of Adherence executed by any person in connection with its acquisition of Shares or (ii) execute any amendment of this Agreement pursuant to Section 4.4. The foregoing power of attorney is intended to secure an interest in property and, in addition, the obligations of the parties under this Agreement.

2.14 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through 2.13 shall terminate and be of no further force or effect (i) immediately prior to the consummation of an Exit Event (as defined in the Restated Articles), or (ii) upon termination of such provisions, as provided in Section 4.1.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.14(a) above.

2.15 Proprietary Information and Invention Assignment Agreement. The Company will use its best efforts to solicit signatures from all former and future employees and consultants of the Company to execute the Company’s form proprietary information and assignment of inventions agreement.

2.16 D&O Insurance. The Company shall use its commercially reasonable efforts to obtain and retain director and officer liability insurance, the terms and conditions of which shall be to the reasonable satisfaction of Baidu and the Key Shareholders.

3. Other Covenants.

3.1 Undertakings on Domestic Entities. As promptly as practicable after the date hereof the Closing, the Company shall, and shall cause the existing shareholders of Domestic TopCo, Zhuang Chenchao and Peng Xiaomei (each, and any other holder of shares of Domestic TopCo from time to time hereafter, a “Domestic Shareholder”) to, take all actions necessary to cause the Domestic TopCo Equity Transfer (as defined in the Transaction Framework Agreement) (the “Domestic TopCo Equity Transfer”) to be consummated in accordance with applicable law, including amendment of Domestic TopCo’s value-added telecommunications services license issued by the PRC Ministry of Information Industry or its local offices (“ICP License”) and Articles of Association to reflect the Domestic TopCo Equity Transfer and the receipt or completion of all necessary corporate and other governmental authorizations and requirements. For purposes of this Agreement, “Domestic TopCo” means Beijing Qu Na Information Technology Co., Ltd. ( ), a limited liability company organized and existing under the laws of the PRC.

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(b) The Company shall cause each of Domestic TopCo and the Domestic Shareholder to comply with all the terms of the following agreements to which it is a party: (i) the Exclusive Services Agreement dated as of October 27, 2006 between WFOE and Domestic TopCo; (ii) the Call Option Agreement as amended and restated as of October 29, 2007 among the Company, WFOE and the Domestic Shareholders; (iii) the Loan Agreement as amended and restated as of October 29, 2007 among WFOE and the Domestic Shareholders; (iv) the Equity Pledge Agreement as amended and restated as of October 29, 2007 among WFOE and the Domestic Shareholders (including the registration of such pledge); (v) the Proxy Agreement as amended and restated as of October 29, 2007 among WFOE, Alex Pan (as WFOE’s authorized representative) and the Domestic Shareholders; (vi) the Letter of Undertaking of the Domestic Shareholders dated as of October 29, 2007; (vii) the Spousal Letter of the spouse of Zhuang Chenchao dated as of October 26, 2007; and (viii) the Equity Transfer and Debt Reorganization Agreement dated October 29, 2007 among WFOE, the Domestic Shareholders and Qu Zhi. The documents described in clauses (i)-(viii) above are collectively referred to herein as “Domestic Documents” and each a “Domestic Document.” In addition, the Company shall cause each Domestic Shareholder to make payment into such bank account as designated by the Company, within 14 days of the receipt, any and all consideration received by the Domestic Shareholder for the sale or transfer of his or its equity interest in Domestic TopCo, pursuant to the Call Option Agreement described in Section 2.04(c)(ii) or such other acquisition agreement(s) to be entered into as provided in the Domestic Documents, less any withholding tax in respect of such consideration and any loan proceeds to be set off under the applicable Domestic Documents (the “Repayment Amount”).

3.2 Remedies. The provisions of this Section 3.2 shall apply when any one of the following events (a “Shareholder Triggering Event”) occurs:

(a) if the Company determines that a Domestic Shareholder has materially violated any of the Domestic Documents to which it is a party and such violation is not cured to the satisfaction of the Company within 10 days of a written notice of the violation delivered to the defaulting Domestic Shareholder by the Company, causing diminution in value of the shares of the Company (the “Diminished Share Value”); and/or

(b) if any Domestic Shareholder fails to return to the Company any Repayment Amount.

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The total amount of Diminished Share Value and Repayment Amount in relation to a Shareholder Triggering Event is referred to as the “Total Claim” in this Section 3.2. When a Shareholder Triggering Event occurs, the Company shall immediately give written notice (the “Triggering Event Notice”) to the shareholders of the Company except the defaulting Domestic Shareholder or its affiliated entity (collectively, the “Non-Defaulting Holders”) notifying them of the default, and the following shall take place:

(i) such shares and share options in the Company held by such defaulting Domestic Shareholder or its affiliated entity (together, the “Defaulting Shareholder”) equal in value (as determined in good faith by the Board) to the Total Sum of the relevant Shareholder Triggering Event shall be surrendered to the Company for cancellation; and

(ii) each Non-Defaulting Holder shall have the right to purchase from the Defaulting Shareholder, at the then current par value (the “Purchase Option”), such number of the shares of the Company equal in market value (as determined in good faith by the Board) to the Total Sum of the Shareholder Triggering Event. The Non-Defaulting Holders shall severally exercise the Purchase Option by delivering a written notice (the “Purchase Notice”) to the relevant party and applicable Defaulting Shareholder, copying the Company and the other Non-Defaulting Holders, within 20 days upon receipt of a Shareholder Triggering Event Notice from the Company. A failure by a Non-Defaulting Holder to give a Purchase Notice within such time period shall be deemed to constitute a decision by such Non-Defaulting Holder not to exercise its Purchase Option. The closing of the purchase and sale shall take place within 20 days after the delivery of all the Purchase Notices or as soon as practicable as determined by the parties. Each Non-Defaulting Holder shall have a right to purchase up to its pro rata number of the shares that becomes available under the Purchase Option based on the Non-Defaulting Holder’s then current relative holding of the Ordinary Shares, with an oversubscription right to purchase up to all of the shares available under the Purchase Option in the event any Non-Defaulting Holder elects not to exercise its Purchase Option for the full amount of shares it may purchase. Any Non-Defaulting Holder intending to exercise its oversubscription right hereunder shall express its election to do so and the maximum amount of shares it will buy in the Purchase Notice. The Company shall have the right to repurchase up to all of the shares that become subject to the Purchase Option but are not purchased by the Non-Defaulting Holders at the then current par value by delivering a notice to that effect to all the Non-Defaulting Holders and the Defaulting Shareholder.

Prior to any redemption of any Ordinary Shares held by any Domestic Shareholder or any of its affiliates pursuant to Article 125 or 126 of the Restated Articles, such Domestic Shareholder shall transfer its shares in Domestic TopCo to a nominee of Baidu for nominal consideration.

Baidu acknowledges that, on and after the closing of the Domestic TopCo Equity Transfer, (i) each Baidu Nominee (as defined in the Transaction Framework Agreement dated as of June 24, 2011 among the Company, Baidu, the Key Shareholders and any other parties thereto) shall be a Domestic Shareholder and (ii) if any Shareholder Triggering Event occurs with respect to any such Domestic Shareholder, then (A) Baidu will be the Defaulting Shareholder with respect to such event and (B) the Company shall be entitled to pursue the remedies specified in this Section against Baidu as the Defaulting Shareholder.

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3.3 Exit Events.

(a) The Company and, subject to, and without limitation of, their respective rights under this Agreement and the Restated Articles, Baidu (subject to compliance with Section 3.3(b)) and the Shareholders shall use commercially reasonable efforts to consummate a Qualified IPO on or prior to December 31, 2012. In the event the Board approves any Qualified IPO, each of the Shareholders agrees to vote its Ordinary Shares and use commercially reasonable efforts to take all necessary actions to support the consummation of such Qualified IPO.

(b) In connection with any Qualified IPO, if, upon the consummation of such Qualified IPO (and after giving effect to any proposed sale by any Shareholders of Ordinary Shares in or in connection with such Qualified IPO), Baidu’s pro forma ownership percentage of the total number of Ordinary Shares then issued and outstanding (reflecting the issuance of Ordinary Shares by the Company in such offering and those Ordinary Shares sold by the Shareholders in such offering) (the “Pro Forma Baidu Ownership Percentage”) would reasonably be expected to be less than 50.1%, then Baidu shall have the right (the “Baidu Majority Ownership Right”), but not the obligation, to purchase from the Company such number of Ordinary Shares which would cause the Pro Forma Baidu Ownership Percentage to be equal to 50.1%, at a price per Ordinary Share equal to the price based the mid-point of the final price per share range for the Ordinary Shares established by the global coordinator in respect of the Qualified IPO in effect as of the earlier of (x) the last day after which issuance or Ordinary Shares by the Company to Baidu is prohibited under applicable law relating to the listing of the Ordinary Shares in connection with the Qualified IPO and (y) immediately prior to the consummation of the Qualified IPO.

4. Miscellaneous.

4.1 Termination. The provisions of this Agreement shall terminate as follows: (i) the rights of the Holders under Article 1 shall terminate on the date one (1) year following the consummation of a Qualified IPO, (ii) the covenants set forth in Sections 2.1 through 2.13 shall terminate and be of no further force or effect immediately prior to the consummation of a Qualified IPO, and (iii) any or all of the provisions of this Agreement shall terminate and have no further force and effect upon the written agreement of the Company, Baidu and the holders of a majority in interest (by ownership percentage) of the Minority Shareholders.

4.2 Entire Agreement. This Agreement, together with the other Transaction Documents (as such term is defined in the Ordinary Shares Purchase Agreement), constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof and thereof existing between the parties hereto are expressly canceled.

4.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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4.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company, Baidu, the holders of at least a majority in interest (by ownership percentage) of the Ordinary Shares held by the Minority Shareholders then outstanding; provided, that any amendment or waiver that adversely affects any of the Key Shareholders or the Equity Holders, as the case may be, in a manner different from the other Key Shareholders or Equity Holders, as applicable, shall require the consent of such Minority Shareholder; provided, further, that any amendment or waiver of a provision hereof requiring a certain percentage vote for approval shall require the written consent of holders of at least such percentage vote. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

4.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or by facsimile, or 48 hours after being deposited in as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth below on the signature pages hereto or as subsequently modified by written notice.

4.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of laws.

4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10 Aggregation of Shares. All Ordinary Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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4.11 Termination of Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

4.12 Waiver of Right of First Offer and Notice. The undersigned Key Shareholders which are parties to the Prior Agreement, which holders together hold at least a majority of the Registrable Securities (as such term is defined in the Prior Agreement) and the holders of at least a majority of the Registrable Securities that are held by the Preemptive Rights Holders (as such term is defined in the Prior Agreement), on behalf of themselves and all Investors (as such term is defined in the Prior Agreement), hereby unconditionally waive all rights to notice and rights of first offer set forth in Section 2.3 of the Prior Agreement and Section 2.3 of this Agreement with respect to all Ordinary Shares issued pursuant to the Ordinary Shares Purchase Agreement, and the Company consents to such waiver.

4.13 Dispute Resolution.

(a) Negotiation between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company shall nominate one authorized officer as its representative. The parties or their representatives, as the case may be, shall, within 30 days of a written request by either party to call such a meeting, meet in person and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within 30 days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon in the one day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules; and (ii) the language of the arbitration shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Pages Follow]

-26

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

COMPANY:

QUNAR CAYMAN ISLANDS LIMITED Executed as a deed:

By:	/s/ Frederick Michael Demopoulos
Name:	Frederick Michael Demopoulos
Title:	CEO

Address: Room 1602-1606, Tower B, China Electric Plaza, No.3 Danling Street, Haidian District, Beijing, I 00080, PRC

Facsimile: 8610-57603530

E-mail Address: ir@qunar.com

Date:                     , 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

BAIDU:

BAIDU HOLDINGS LIMITED Executed as a deed.

By:	/s/ Robin Li
Name:	Robin Li
Title:	Director

Address:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

c/o Hesong Tang

No. 10 Shangdi 10th Street

Haidian District

Facsimile: +86-10-59920022

E-mail Address: tanghesong@baidu.com

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

FREDERICK DEMOPOULOS Executed as a deed.

/s/ Frederick Demopoulos

Address:

17 Fl, Viva Plaza, Building 18, Yard29, Suzhou Street

Haidian District, Beijing, China 100080

Date: July 9, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

Tenaya Capital V, LP (f/k/a/ Lehman Brothers Venture Partners V L.P.) Executed as a deed:

By:	Tenaya Capital V GP, LP Its: General Partner

By:	Tenaya Capital V GP, LP
Its:	General Partner

By:	/s/ Ben Boyer
Name:	Ben Boyer
Title:	Managing Director

Tenaya Capital V-P, LP (f/k/a/ Lehman Brothers Venture Partners V-P L.P.) Executed as a deed:

By:	Tenaya Capital V GP, LP
Its:	General Partner

By:	Tenaya Capital V GP, LP
Its:	General Partner

By:	/s/ Ben Boyer
Name:	Ben Boyer
Title:	Managing Director

Address:

2965 Woodside Road, Suite A

Woodside, CA 94062

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

GSR Ventures I, L.P. Executed as a deed:

By: Its	GSR Partners l, L.P. General Partner

By: Its	GSR Partners I, Lt General Partner

By:	/s/ Richard Lam
Authorized Signatory

GSR Principals Fund I, L.P. Executed as a deed:

By: Its	GSR Partners I, L.P. General Partner

By: Its	GSR Pmtners I, Ltd. General Partner

By:	/s/ Richard Lam
Authorized Signatory

Address:

101 University Ave, 4th Floor

Palo Alto, CA 94301

Date: July 6, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 20 II.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

Mayfield XII, a Delaware Limited Partnership

Executed as a deed:

By: Its:	Mayfield XII Management, L.L.C., a Delaware limited liability company General Partner

By: Its:	[•] Managing Director

Mayfield Principals Fund XII, a Delaware Multiple Series LLC
Executed as a deed:

By: Its:	Mayfield XI! Management, L.L.C. a Delaware limited liability company Managing Director

By: Its:	[•] Managing Director

Mayfield Associates Fund XII, a Delaware Limited Partnership Executed as a deed:

By: Its:	Mayfield XII Management, L.L.C. a Delaware limited liability company General Partner

By:	[•] Its: Managing Director

Address:

c/o Mayfield Fund

Attn: Raj Kapoor

2800 Sand Hill Road, Suite 250, Menlo Parle, CA 94025 USA

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED 1’0

THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

Granite Global Ventures III L.P. Executed as a deed:

By:	Granite Global Ventures III L.L.C., its General Partner

By:	/s/ Jixun Foo
Jixun Foo
Managing Director

GGV III Entrepreneurs Fund L.P. Executed as a deed:

By:	Granite Global Ventures III L.L.C., its General Partner

By:	/s/ Jixun Foo
Jixun Foo
Managing Director

Address:

2492 Sand Hill Road Suite 100,

Menlo Park, CA 94025 U.S.A.

Date:                     , 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

KERUBIM CAPITAL CORPORATION Executed as a deed:

By:	/s/ Jen-Pung Lin
Name:	LIN Jen-Pung
Title:	Director

Address:

(293 JiangNing Rd, #12C, Shanghai, China 200041)

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

FOO, TEE KENG Executed as a deed:

/s/ Tee Keng Foo

Address:

245 Orchard Boulevard #08-03 Orchard Bel-Air Singapore 248648

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 20 II.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

FORLONGWIZ HOLDINGS LIMITED

Executed as a deed:

By:	/s/ Chenchao Zhuang
Name:	ZHUANG, Chenchao
Title:	President

Address:

17 Fl, Viva Plaza, Building 18, Yard 29, Suzhou Street

Haidian District, Beijing, China I 00080

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

G & H Partners Executed as a deed:

By:	/s/ Jonathan Gleason
Name:	Jonathan Gleason
Title:	Partner

Address:

1200 Seaport Blvd.

Redwood City, CA 94063

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

KHOO, DOUGLAS Executed as a deed:

/s/ Douglas Khoo

Adcress:

4/F, No. 16 Pokfield Road, Pokfulam, Hong Kong

Email: douglas@qunar.com

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

Mediaway Investments Limited Executed as a deed:

By:	/s/ Chris Reitermann
Name:	Chris Reitermann
Title:	Director

Address:

Flat 16A Jing An Eslite Tower

No. 435 Haifang Road, Jing An District Shanghai 20040

China

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

TONG, MICHAEL SUI BAU Executed as a deed:

/s/ Michael Sui Bau Tong

Address:

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

Traveltech Investment Inc. Executed as a deed:

By:	/s/ David Wu
Name:	David Wu
Title:	Director

Address:

17 Fl, Viva Plaza, Building 18, Yard 29, Suzhou Street

Haidian District, Beijing, China 100080

Date: July 11, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties have executed this Amended and Restated Investors’ Rights Agreement as a deed as of the date first above written.

MINORITY SHAREHOLDERS:

ELAINE GAR YEE WONG Executed as a deed:

/s/ Michael Sui Bau Tong

Address:                 I

3rd Floor, Block C, 9 Conduit Road, Hong Kong

Date: July 10, 2011

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

LIST OF KEY SHAREHOLDERS

Frederick Demopoulous Elaine Gar

Yee Wong Forlongwiz Holdings

Limited Douglas Khoo

GSR Ventures I, L.P.

GSR Principals Fund I, L.P

Mayfield XII, a Delaware Limited Partnership

Mayfield Principals Fund XII, a Delaware Multiple Series LLC

Mayfield Associates Fund XII, a Delaware Limited Partnership Tenaya

Capital V L.P.

Tenaya Capital V-P, L.P

Michael Tong Sui Bau G&H

Partners

Granite Global Ventures III L.P. GGV III

Entrepreneurs Fund L.P. Traveltech

Investment Inc.

EXHIBIT B

DEED OF ADHERENCE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Deed of Adherence (this “Deed of Adherence”) is made as of the date written below by the undersigned (the “Joining Party”) and the IRA Representatives, as attorneys-in-fact of the Existing Parties in accordance with the Amended and Restated Investors’ Rights Agreement dated as of July        , 2011, as the same may be amended from time to time (the “Investors’ Rights Agreement”), among (i) Qunar Cayman Islands Limited, a Cayman Islands exempted company, (ii) Baidu Holding Limited, a British Virgin Islands company, (iii) the Key Shareholders and (iv) any other Shareholders party thereto (the parties referred to in clauses (ii)-(iv), the “Existing Parties”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Investors’ Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution and delivery of this Deed of Adherence, the Joining Party shall be deemed to be a party to the Investors’ Rights Agreement as of the date hereof and shall have all of the rights and obligations of a “Minority Shareholder” and “Shareholder” thereunder as if it had executed the Investors’ Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Agreement, the Investors’ Rights Agreement, the Transfer of Shares Agreement and the Restated Articles.

This Deed of Adherence shall be governed by and construed in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of laws, and any disputes will be subject to the provisions of Section 4.13 of the Investors’ Rights Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Deed of Adherence as a deed as of the date written below.

Date: July         , 2011

[NAME OF JOINING PARTY] Executed as a deed:

By:
Name:
Title:

Address for Notices: QUNAR CAYMAN ISLANDS LIMITED Executed as a deed:

By:
Name:
Title:

[		],

[		],

for and on behalf of each Existing Party, as attorney-in-fact, executed as a deed:

By:
Name:
Title:

March 4, 2013

Qunar Cayman Islands Limited

17th Floor, Viva Plaza,

Building 18, Yard 29, Suzhou Street,

Haidian District, Beijing 100080, China

Attention: ZHUANG, Chenchao

Re: Second Amendment to the Investors’ Rights Agreement

Ladies and Gentlemen:

Reference is made to the Investors’ Rights Agreement (as amended from time to time, the “Investors’ Rights Agreement”) dated as of July 20, 2011 among (i) Qunar Cayman Islands Limited, a Cayman Islands exempted company (the “Company”), (ii) Baidu Holdings Limited, a British Virgin Islands company (“Baidu”), and (iii) the holders of Ordinary Shares listed on Exhibit A attached to the Investors’ Rights Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Investors’ Rights Agreement.

Pursuant to Section 4.4 of the Investors’ Rights Agreement, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto, constituting the Company, Baidu and the holders of at least a majority in interest (by ownership percentage) of the Minority Shareholders, hereby agree that Section 3.3(a) of the Investors’ Rights Agreement is hereby amended and restated in its entirety as follows:

“3.3(a) The Company and, subject to, and without limitation of, their respective rights under this Agreement and the Restated Articles, Baidu (subject to compliance with Section 3.3(b)) and the Shareholders shall use commercially reasonable efforts to consummate a Qualified IPO on or prior to December 31, 2014. In the event the Board approves any Qualified IPO, each of the Shareholders agrees to vote its Ordinary Shares and use commercially reasonable efforts to take all necessary actions to support the consummation of such Qualified IPO.”

This amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of law.

This amendment may be executed in two or more counterparts, including counterparts delivered by facsimile transmission or in scanned format through email, each of which shall be deemed an original and all of which together shall constitute one instrument.

{signature page follows}

AGREED AND ACCEPTED:

QUNAR CAYMAN ISLANDS LIMITED

Executed as a deed

By:
Name:
Title:

AGREED AND ACCEPTED:

BAIDU HOLDINGS LIMITED

Executed as a deed

By:
Name:
Title:

AGREED AND ACCEPTED:

TENAYA CAPITAL V, LP (F/K/A/ LEHMAN BROTHERS VENTURE PARTNERS V L.P.)

Executed as a deed

By: Tenaya Capital V GP, LP

Its: General Partner

By: Tenaya Capital V GP, LLC

Its: General Partner

By:
Name:
Title:

TENAYA CAPITAL V-P, LP (F/K/A/ LEHMAN BROTHERS VENTURE PARTNERS V-P L.P.)

Executed as a deed

By: Tenaya Capital V GP, LP

Its: General Partner

By: Tenaya Capital V GP, LLC

Its: General Partner

By:
Name:
Title:

AGREED AND ACCEPTED:

GSR VENTURES I, L.P.

Executed as a deed

By:	GSR Partners I, L.P.
Its General Partner
By:	GSR Partners I, Ltd.
Its General Partner

By:
Authorized Signatory

GSR PRINCIPALS FUND I, L.P.

Executed as a deed

By:	GSR Partners I, L.P.
Its General Partner
By:	GSR Partners I, Ltd.
Its General Partner

By:
Authorized Signatory

AGREED AND ACCEPTED:

MAYFIELD XII,

a Delaware Limited Partnership

Executed as a deed

By: Mayfield XII Management, L.L.C., a Delaware limited liability company Its: General Partner

By:
Its:	Managing Director

MAYFIELD PRINCIPALS FUND XII,

a Delaware Multiple Series LLC

Executed as a deed

By: Mayfield XII Management, L.L.C., a Delaware limited liability company Its: Managing Director

By:
Its:	Managing Director

MAYFIELD ASSOCIATES FUND XII,

a Delaware Limited Partnership

Executed as a deed

By: Mayfield XII Management, L.L.C., a Delaware limited liability company Its: General Partner

By:
Its:	Managing Director

AGREED AND ACCEPTED:

GRANITE GLOBAL VENTURES III L.P.

Executed as a deed

By:	Granite Global Ventures III L.L.C., its General Partner

By:
Glenn Solomon Managing Director

GGV III ENTREPRENEURS FUND L.P.

Executed as a deed

By:	Granite Global Ventures III L.L.C., its General Partner

By:
Glenn Solomon Managing Director

AGREED AND ACCEPTED:

FORLONGWIZ HOLDINGS LIMITED

Executed as a deed

By:
Name:
Title:

AGREED AND ACCEPTED:

FREDERICK DEMOPOULOS

Executed as a deed: